Exhibit 99.1


Friendly Ice Cream Corporation Reports First Quarter 2005 Results

    WILBRAHAM, Mass.--(BUSINESS WIRE)--May 2, 2005--Friendly Ice Cream Corporation (AMEX: FRN) today reported results for the first quarter ended April 3, 2005.
    Total company revenues were $124.6 million in the first quarter of 2005 as compared to total revenues of $130.8 million for the first quarter of 2004. Restaurant revenues declined by $8.3 million, which was partially offset by a $2.0 million increase in foodservice revenues and a $0.2 million increase in franchise revenues.
    Comparable restaurant sales decreased 3.3% for company-operated restaurants and increased 1.9% for franchised restaurants. Including the results of the current quarter, franchise-operated restaurants have reported sixteen consecutive quarters of positive comparable restaurant sales growth. During the quarter, restaurant revenues declined by $4.4 million compared to the same quarter in the prior year due to the re-franchising of 34 company-operated restaurants over the last fifteen months. Restaurant revenues were also impacted by an unfavorable shift in the timing of the year-end holiday period. New Year's Day was included in the prior year first quarter and is not included in the current year. The estimated impact on company-operated restaurants due to the timing of the holiday represented approximately one-half of the 3.3% decline in first quarter comparable restaurant sales.
    The net loss for the three months ended April 3, 2005 was $3.0 million, or $0.39 per share, compared to a net loss of $5.2 million, or $0.70 per share, reported for the three months ended March 28, 2004. Included in the 2004 first quarter results are $5.9 million in expenses ($3.5 million after-tax or $0.46 per share) for debt retirement and restructuring costs, which were partially offset by a gain on litigation settlement.

    Highlights

    In the first quarter of 2005, Friendly's continued to pursue its key strategic objectives to: enhance the dining experience, expand through franchising and re-franchising and grow higher margin revenues. Highlights in the quarter include:

    -- The implementation of an Internet-based guest feedback system which allows Friendly's to better address guest service issues and make ongoing improvements to the Friendly's dining experience. This implementation also resulted in a decrease in G&A expenses.

    -- The restructuring of the restaurant management team, resulting in higher productivity, improved guest service, lower average hourly rates and a decrease in labor and benefits.

    -- The re-franchising of seven company-operated restaurants, which resulted in a gain on franchise sales of restaurant operations and properties of $1.3 million.

    -- The addition of one new major supermarket chain, over 200 stores, to carry Friendly's decorated cakes, which are now being sold in over 400 supermarkets.

    Commenting on results, John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream Corporation stated, "In the first quarter of 2005, we knew that we faced difficult comparisons versus the prior year due to the unfavorable shift in the timing of the year-end holiday period, but severe weather and record snowfall significantly added to the restaurant comparable sales decline. Higher dairy commodity costs did not ease until late in the first quarter and we expect prices to continue to be favorable in the second quarter. We added a major supermarket chain with over 200 stores to our decorated cake initiative in the first quarter and sales results are exceeding our expectations."
    Mr. Cutter continued, "Looking forward, Friendly's is a strong brand with a dominant market position in the Northeast. We believe we have the strategic initiatives in place to support improved sales and profitability growth. We also continue to enhance our operating and marketing fundamentals with an exciting line-up of new products and improved guest service initiatives. During the first quarter, we completed two re-imaging projects. We plan to re-image an additional twelve restaurants and open four new company-operated restaurants during the remainder of 2005. In addition, we expect that our franchisees will open fifteen new franchised restaurants in 2005."

    Business Segment Results

    In the first quarter of 2005, pre-tax income in the restaurant segment was $2.1 million, or 2.2% of restaurant revenues, compared to $5.3 million, or 5.1% of restaurant revenues, in the first quarter of 2004. The decrease in pre-tax income was mainly the result of a 3.3% decline in comparable company-operated restaurant sales due to record snowfall in New England and an unfavorable shift in the timing of the year-end holiday period, the re-franchising of 34 company restaurants over the past fifteen months and higher costs for snow removal, maintenance, supplies and utilities. Friendly's continues to aggressively pursue initiatives that are designed to enhance the Friendly's dining experience. Several operational improvements have been implemented and we are beginning to see positive results, including a decrease in labor and benefits costs in the first quarter due to the restructuring of the restaurant management team, resulting in higher productivity, improved guest service and lower average hourly rates. Other key restaurant initiatives include: reduced span of control for front-line and second-line supervisors, a new recognition and reward program for servers and an Internet-based guest feedback system.
    Pre-tax income in the Company's foodservice segment was $1.3 million in the first quarter of 2005 compared to $2.7 million in the first quarter of 2004. The decrease in pre-tax income was mainly due to higher commodity costs. Case volume in the Company's retail supermarket business remained unchanged for the first quarter of 2005 when compared to the first quarter of 2004.
    Pre-tax income in the franchise segment increased in the first quarter of 2005 to $2.2 million from $2.0 million in the first quarter of 2004. The improvement in pre-tax income is mainly due to increased royalty revenue from comparable franchised restaurant sales growth of 1.9% and from the opening of eight new franchised restaurants and the re-franchising of 34 restaurants over the past fifteen months. Increased rental income from leased and sub-leased franchised locations also contributed to the revenue growth in the first quarter of 2005. Initial franchise fees declined in the first quarter of 2005 when compared to the prior year due to the re-franchising of 17 company-operated restaurants and the opening of two new locations during the first quarter of 2004 versus seven re-franchising openings during the first quarter of 2005.
    Corporate expenses of $10.9 million in the first quarter of 2005 decreased by $1.4 million, or 12%, as compared to the first quarter of 2004 primarily due to the March 2004 reduction in force and lower expenses for interest, recruitment, restaurant guest feedback service, corporate bonus and legal fees.

    Investor Conference Call

    An investor conference call to review the first quarter of 2005 results will be held on Tuesday, May 3, at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at www.friendlys.com, or go to www.streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 530 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 70-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to trends in commodity prices, and the expected number of re-imaging projects and new company-operated and franchised restaurant openings during 2005, and the anticipated impact of marketing, product and operational changes. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include risks and uncertainties arising from accounting adjustments, the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

    --  Financial Statements to follow -


                    Friendly Ice Cream Corporation
                 Consolidated Statements of Operations
            (In thousands, except per share and unit data)
                              (unaudited)
                                                      Quarter Ended
                                                   -------------------
                                                   Apr 3,    Mar 28,
                                                     2005      2004
                                                   -------- ----------
                                                            (restated)
                                                            ----------
Restaurant Revenues                                $96,092   $104,353
Foodservice Revenues                                25,306     23,343
Franchise Revenues                                   3,250      3,058
                                                   -------- ----------

TOTAL REVENUES                                     124,648    130,754

COSTS AND EXPENSES:
  Cost of sales                                     47,755     45,588
  Labor and benefits                                36,533     39,934
  Operating expenses                                24,521     25,131
  General and administrative expenses                9,449     10,697
  Restructuring expenses                                 -      2,627
  Gain on litigation settlement                          -     (3,644)
  Depreciation and amortization                      6,324      5,717
Gain on franchise sales of restaurant
  operations and properties                         (1,309)      (906)
Loss on disposals of other property and equipment,
  net                                                  70        171
                                                   -------- ----------

OPERATING INCOME                                     1,305      5,439

OTHER EXPENSES:
Interest expense, net                                5,298      6,064
Other expenses, principally debt retirement costs      (12)     6,892
                                                   -------- ----------
LOSS BEFORE BENEFIT FROM INCOME TAXES               (3,981)    (7,517)

Benefit from income taxes                              995      2,275
                                                   -------- ----------

NET LOSS AND COMPREHENSIVE LOSS                    $(2,986)   $(5,242)
                                                   ======== ==========

BASIC AND DILUTED NET LOSS PER SHARE                $(0.39)    $(0.70)
                                                   ======== ==========

WEIGHTED AVERAGE BASIC AND DILUTED SHARES            7,717      7,520
                                                   ======== ==========

NUMBER OF COMPANY UNITS:
Beginning of period                                    347        380
Refranchised closings                                   (7)       (17)
Closings                                                (3)        (1)
                                                   -------- ----------
End of period                                          337        362
                                                   ======== ==========

NUMBER OF FRANCHISED UNITS:
Beginning of period                                    195        163
Openings                                                 -          2
Refranchised openings                                    7         17
Closings                                                (1)         -
                                                   -------- ----------
End of period                                          201        182
                                                   ======== ==========


                    Friendly Ice Cream Corporation
                 Consolidated Statements of Operations
                     Percentage of Total Revenues
                              (unaudited)

                                                      Quarter Ended
                                                    ------------------
                                                    Apr 3,   Mar 28,
                                                      2005     2004
                                                    ------- ----------
                                                            (restated)
                                                            ----------

Restaurant Revenues                                  77.1 %     79.8 %
Foodservice Revenues                                 20.3 %     17.9 %
Franchise Revenues                                    2.6 %      2.3 %
                                                    ------- ----------

TOTAL REVENUES                                      100.0 %    100.0 %

COSTS AND EXPENSES:
  Cost of sales                                      38.3 %     34.9 %
  Labor and benefits                                 29.3 %     30.5 %
  Operating expenses                                 19.7 %     19.2 %
  General and administrative expenses                 7.6 %      8.2 %
  Restructuring expenses                                 -       2.0 %
  Gain on litigation settlement                          -      (2.8)%
  Depreciation and amortization                       5.1 %      4.4 %
Gain on franchise sales of restaurant
  operations and properties                          (1.1)%     (0.7)%
Loss on disposals of other property and equipment,
  net                                                0.1 %      0.1 %
                                                    ------- ----------

OPERATING INCOME                                      1.0 %      4.2 %

OTHER EXPENSES:
Interest expense, net                                 4.2 %      4.6 %
Other expenses, principally debt retirement costs        -       5.3 %
                                                    ------- ----------

LOSS BEFORE
BENEFIT FROM INCOME TAXES                            (3.2)%     (5.7)%

Benefit from income taxes                             0.8 %      1.7 %
                                                    ------- ----------

NET LOSS AND COMPREHENSIVE LOSS                      (2.4)%     (4.0)%
                                                    ======= ==========


                    Friendly Ice Cream Corporation
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                April 3,    January 2,
                                                     2005        2005
                                              ------------ -----------
                                               (unaudited)

                                Assets
                              ----------

 Current Assets:
   Cash and cash equivalents                      $11,150     $13,405
   Other current assets                            41,217      40,939
                                              ------------ -----------
 Total Current Assets                              52,367      54,344

 Deferred Income Taxes                             11,622      10,619

 Property and Equipment, net                      152,499     156,412

 Intangibles and Other Assets, net                 27,085      27,509
                                              ------------ -----------

                                                 $243,573    $248,884
                                              ============ ===========


                 Liabilities and Stockholders' Deficit
               -----------------------------------------

 Current Liabilities:
   Current maturities of debt, capital
     lease and finance obligations                 $2,699      $6,757
   Other current liabilities                       63,972      61,290
                                              ------------ -----------
 Total Current Liabilities                         66,671      68,047

 Capital Lease and Finance Obligations              6,997       7,380

 Long-Term Debt                                   225,410     225,752

 Other Long-Term Liabilities                       52,382      52,731

 Stockholders' Deficit                           (107,887)   (105,026)
                                              ------------ -----------

                                                 $243,573    $248,884
                                              ============ ===========


                    Friendly Ice Cream Corporation
                Selected Segment Reporting Information
                            (in thousands)

                   `                  For the Three Months Ended
                                      --------------------------
                                         April 3,   March 28,
                                            2005        2004
                                      -----------------------
                                                  (restated)
                                                 ------------
Revenues before elimination of intersegment
 revenues:
  Restaurant                             $96,092    $104,353
  Foodservice                             54,163      53,362
  Franchise                                3,250       3,058
                                      -----------------------
    Total                               $153,505    $160,773
                                      =======================

Intersegment revenues:
  Foodservice                           $(28,857)   $(30,019)
                                      =======================

Revenues:
  Restaurant                             $96,092    $104,353
  Foodservice                             25,306      23,343
  Franchise                                3,250       3,058
                                      -----------------------
    Total                               $124,648    $130,754
                                      =======================

EBITDA (1):
  Restaurant (2)                          $6,769      $9,254
  Foodservice (2)                          2,148       3,532
  Franchise (2)                            2,266       2,091
  Corporate (2)                           (4,787)     (5,412)
  Gain on property and equipment, net      1,233         674
  Restructuring expenses                       -      (2,627)
  Gain on litigation settlement                -       3,644
  Less pension benefit included in
   reporting segments                        (56)       (550)
                                      -----------------------
    Total                                 $7,573     $10,606
                                      =======================

Interest expense, net                     $5,298      $6,064
                                      =======================

Other expenses, principally debt
 retirement costs                           $(12)     $6,892
                                      =======================

Depreciation and amortization:
  Restaurant                              $4,643      $3,966
  Foodservice                                823         852
  Franchise                                   40          47
  Corporate                                  818         852
                                      -----------------------
    Total                                 $6,324      $5,717
                                      =======================

Net periodic pension benefit                $(56)      $(550)
                                      =======================

Income (loss) before benefit from income taxes:
  Restaurant                              $2,126      $5,288
  Foodservice                              1,325       2,680
  Franchise                                2,226       2,044
  Corporate                              (10,903)    (12,328)
                                      -----------------------
                                          (5,226)     (2,316)
  Gain on property and equipment, net      1,233         674
  Restructuring expenses                       -      (2,627)
  Gain on litigation settlement                -       3,644
  Other expenses, principally debt
   retirement costs                           12      (6,892)
                                      -----------------------
    Total                                $(3,981)    $(7,517)
                                      =======================

(1) EBITDA represents net loss before (i) benefit from income taxes,
    (ii) other expenses, principally debt retirement costs, (iii) interest expense, net, (iv) depreciation and amortization, (v) net periodic pension benefit and (vi) other non-cash items. The Company has included information concerning EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.


    CONTACT: Friendly Ice Cream Corporation
             Investors:
             Deborah Burns, 413-543-2400 x3317
             or
             Media:
             Maura Tobias, 413-543-2400 x2814